EXHIBIT 99.3

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

                                 PROXYMED, INC.
         UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (AMENDED)
                       THREE MONTHS ENDED MARCH 31, 1998

                                                    WPJ, INC. (D/B/A
                                                   INTEGRATED MEDICAL                 PRO FORMA ADJUSTMENTS    PRO FORMA
                               PROXYMED, INC.(A)      SYSTEMS) (B)         TOTAL         #     DR. (CR.)        COMBINED
                               -----------------   ------------------   -----------   ---------------------   -----------
Net sales                         $4,847,916           $1,071,840        $5,919,756                            $5,919,756
                                 -----------           ----------       -----------                           -----------
Costs and expenses:
  Cost of sales                    1,769,854              379,999         2,149,853                             2,149,853
  Selling, general and
    administrative expenses        4,148,048              604,627         4,752,675                             4,752,675
  Depreciation and
    amortization                     630,673               24,232           654,905   (2)        2,123,093      2,777,998
                                 -----------           ----------       -----------                           -----------
                                   6,548,575            1,008,858         7,557,433                             9,680,526
                                 -----------           ----------       -----------                           -----------
    Operating income (loss)       (1,700,659)              62,982        (1,637,677)                           (3,760,770)

Other income (expense):
  Interest, net                      (11,958)              (4,551)          (16,509)                              (16,509)
                                 -----------           ----------       -----------                           -----------
    Income (loss) before
         income taxes             (1,712,617)              58,431        (1,654,186)                           (3,777,279)

Income tax expense                         0               (1,084)           (1,084)  (1)           (1,084)             0
                                 -----------           ----------       -----------                           -----------
    Net income (loss)
         applicable to
         common shareholders     ($1,712,617)             $57,347       ($1,655,270)                          ($3,777,279)
                                 ===========              =======       ===========                           ===========
Weighted average common
  shares outstanding              11,858,345                                                                   14,653,597 (c)
                                 ===========                                                                  ===========
Basic and diluted loss per
  share of common stock               ($0.14)                                                                      ($0.26)
                                 ===========                                                                  ===========

(1) To eliminate income tax expense of WPJ, Inc. due to ProxyMed's net operating loss carryforwards.
(2) To record amortization over 3 years of capitalized software, goodwill and other intangible assets related to the acquisition of WPJ, Inc.

(a) This column is derived from the unaudited consolidated financial statements of ProxyMed, Inc. and subsidiaries for the three months ended March 31, 1998.
(b) This column is derived from the unaudited financial statements of WPJ, Inc. for the three months ended March 31, 1998.
(c) Pro Forma weighted average shares includes the following shares as if they were outstanding since the beginning of 1998: 481,836 shares issued in the acquisition of WPJ, Inc., and 2,313,416 shares sold in a private placement on May 19, 1998 and June 1, 1998, primarily for the purpose of acquiring WPJ, Inc.

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